REGISTRATION RIGHTS AND MINIMUM VALUE GUARANTEE AGREEMENT

January  14,  1998


Via  Federal  Express
---------------------

Mr.  Dennis  Pollack
President  and  Chief  Executive  Officer
612  Bedford  Street
Stamford,  Connecticut  06901

Dear  Mr.  Pollack:

     This letter shall set forth our mutual understanding and agreement with regard to the 75,000 shares of Charter Communications International, Inc. ("Charter") common stock (the "Stock") received by Connecticut Bank of Commerce ("the Bank") as additional compensation for the lease financing and receivable purchase facility described below provided or to be provided by the Bank in the future.

     The Bank has agreed to provide (i) up to $3 million in full-payout lease financing to Charter and (ii) a receivable purchase facility in an amount up to $600,000. The Bank has agreed not to sell any of the Charter Stock for a period of six months (i.e., June 30, 1998).

     In consideration of the foregoing, Charter has agreed to guarantee the market value (the "Market Value") of the Stock held by the Bank as of June 30, 1998 at $2.33 per share or an aggregate of $174,750.00 (the "Minimum Valuation Threshold"). In addition, the Bank shall have demand registration rights covering the Stock (as well as any additional shares of common stock to be issued pursuant to this letter agreement). The Bank will pay all physical costs of the registration of the Stock. Charter shall pay any unusual or out-of-the ordinary auditing or legal costs or expenses associated with the registration of the Stock, provided that the Bank files the registration statement during such period as to be able to utilize Charter's 10-K and 10-Q's as of or for the year ended December 31, 1997. For purposes of this letter agreement, the Market Value of the Stock shall be based on the average closing sales price of the Stock for the twenty trading days immediately preceding June 30, 1998 (inclusive of June 30, 1998, if a trading day). In the event the Market Value of the Stock does not equal or exceed the Minimum Valuation Threshold, then Charter, at its option, shall pay to the Bank cash, additional shares of Charter common stock, or a combination of both equal to the difference between the Minimum Valuation Threshold and the Market Value of the Stock. In the event that Charter issues additional shares of Charter common stock to the Bank, the value of the stock so issued shall be based on the closing sales price of Charter's common stock on the trading day immediately preceding the date of issuance and delivery of the additional shares to the Bank. In addition, the shares shall also be covered by an effective registration statement.

     If the foregoing accurately reflects our mutual agreement with regard to the above matters, please execute one copy of this letter in the space provided below and return it to me at the above address.

                                   Very  truly  yours,


CHARTER  COMMUNICATIONS  INTERNATIONAL,  INC.

By:  __________________________

Its:  __________________________




AGREED  TO  AND  ACCEPTED
This  _______  day  of    _______,  1998:

CONNECTICUT  BANK  OF  COMMERCE

By:  ________________________________

Its:  ________________________________

January  14,  1998


Via  Federal  Express
---------------------

Mr.  Ross  Walpole
Managing  Director
Equity  Merchant  Banking  Corporation,  L.C.
2419  East  Commercial  Boulevard,  Suite  304
Fort  Lauderdale,  Florida    33308

Dear  Mr.  Walpole:

     This letter shall set forth our mutual understanding and agreement with regard to the 375,000 shares of Charter Communications International, Inc. ("Charter") common stock (the "Stock") received by Equity Merchant Banking Corporation, L.C. ("EMBC") as compensation for certain investment banking services provided in the future, to Charter. EMBC has agreed not to sell any of the Charter Stock for a period of six months (i.e., June 30, 1998).

     In consideration of the foregoing, Charter has agreed to guarantee the market value (the "Market Value") of the Stock held by EMBC as of June 30, 1998 at $2.33 per share or an aggregate of $873,750.00 (the "Minimum Valuation Threshold"). In addition, EMBC shall have demand registration rights covering the Stock (as well as any additional shares of common stock to be issued pursuant to this letter agreement). EMBC will pay all physical costs of the registration of the Stock. Charter shall pay any unusual or out-of-the ordinary auditing or legal costs or expenses associated with the registration of the Stock, provided that EMBC files the registration statement during such period as to be able to utilize Charter's 10-K and 10-Q's as of or for the year ended December 31, 1997. For purposes of this letter agreement, the Market Value of the Stock shall be based on the average closing sales price of the Stock for the twenty trading days immediately preceding June 30, 1998 (inclusive of June 30, 1998, if a trading day). In the event the Market Value of the Stock does not equal or exceed the Minimum Valuation Threshold, then Charter, at its option, shall pay to EMBC cash, additional shares of Charter common stock, or a combination of both equal to the difference between the Minimum Valuation Threshold and the Market Value of the Stock. In the event that Charter issues additional shares of Charter common stock to EMBC, the value of the stock so issued shall be based on the closing sales price of Charter's common stock on the trading day immediately preceding the date of issuance and delivery of the additional shares to EMBC. In addition, the shares shall also be covered by an effective registration statement.

     If the foregoing accurately reflects our mutual agreement with regard to the above matters, please execute one copy of this letter in the space provided below and return it to me at the above address.

                                   Very  truly  yours,


CHARTER  COMMUNICATIONS  INTERNATIONAL,  INC.

By:  __________________________

Its:  __________________________




AGREED  TO  AND  ACCEPTED
This  _______  day  of    _______,  1998:

EQUITY  MERCHANT  BANKING  CORPORATION,  L.C.

By:  ________________________________

Its:  ________________________________